Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	April 18, 2017
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record First Quarter 2017 Net Income, an Increase of 19% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $58.4 million or $1.00 per diluted common share for the first quarter of 2017 compared to net income of $54.6 million or $0.94 per diluted common share for the fourth quarter of 2016 and $49.1 million or $0.90 per diluted common share for the first quarter of 2016.

Highlights of the First Quarter of 2017 *:

•
Net interest margin increased substantially as a result of the recent rate increase in December 2016 and better utilization of excess liquidity in the first quarter of 2017. Net interest income increased $1.8 million from the prior quarter as the improvement in net interest margin more than offset two less days in the quarter.

•	Return on average assets increased to 0.94% from 0.85% in the fourth quarter of 2016. Return on average common equity increased to 8.93% from 8.32% in the fourth quarter of 2016.

•
Net charge-offs, excluding covered loans, decreased to $1.6 million. Net charge-offs as a percentage of average total loans, excluding covered loans, decreased to three basis points, the lowest ratio since the second quarter of 2004.

•
Non-performing loans as a percentage of total loans, excluding covered loans, decreased to 0.40% from 0.44% in the fourth quarter of 2016 and the allowance for loan losses as a percentage of total non-performing loans, excluding covered loans, increased to 159% from 140% in the prior quarter.

•	Total loans, excluding covered loans, mortgage loans held-for-sale and mortgage warehouse lines of credit, increased by $278 million from the prior quarter.

•	Total assets increased by $110 million from the prior quarter and now total $25.8 billion.

•	Reduced operating expenses by $12.3 million from the prior quarter to $168.1 million.

•
Acquired American Homestead Mortgage, LLC ("AHM") located in Montana's Flathead Valley, which will supplement our existing mortgage banking operations in the Rocky Mountain region and continue to diversify our current product mix.

* See "Supplemental Financial Measures/Ratios" on pages 10-11 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported record net income of $58.4 million for the first quarter of 2017. These results were driven by our momentum from 2016 carrying into 2017 with continued steady loan growth in the first quarter. The first quarter of 2017 was also characterized by our increased net interest margin, improved credit quality metrics and reduced operating costs, while offsetting an expected decrease in mortgage banking revenue. As we saw in the first quarter, the structure of our balance sheet is well positioned to take advantage of higher interest rates, and is designed to provide an internal hedge to offset lower earnings from our mortgage banking operations and from reduced revenue from our covered call option program."

Mr. Wehmer continued, “Excluding covered loans, mortgage loans held-for-sale and mortgage warehouse lines of credit, we grew our loan portfolio by $278 million during the first quarter, which was driven by steady growth in the commercial portfolio and life insurance premium finance receivables portfolio. The substantial improvement in net interest margin during the period was primarily attributable to the increase in interest rates by the Federal Reserve Bank in December, which added eight basis points. We remain well positioned for the March interest rate increase and expected rising rates in the future. The net interest margin was also positively impacted by six basis points in the first quarter of 2017 from investing excess liquidity held at year-end. The increased loan volumes and improved net interest margin along with the continued momentum from loan growth at the very end of 2016 resulted in an increase in net interest income of $1.8 million despite two less days in the quarter. Our loan pipelines remain consistently strong."

Commenting on credit quality, Mr. Wehmer noted, “During the first quarter of 2017, the Company continued its practice of timely addressing and resolving non-performing credits. Excluding covered loans, low net charge-offs continued in the current quarter with net charge-offs totaling $1.6 million in the first quarter of 2017 compared to $2.8 million in the prior quarter. Additionally, net charge-offs as a percentage of average total loans decreased to 0.03% from 0.06% in the fourth quarter. Total non-performing assets, excluding covered assets, as a percentage of total assets decreased to 0.46% compared to 0.50% as of the prior quarter-end. Excluding covered loans, non-performing loans as a percentage of total loans decreased to 0.40% at the end of first quarter of 2017 compared to 0.44% at the end of the fourth quarter of 2016. As a percentage of non-performing loans, the allowance for loan losses, excluding covered loans, remained strong at 159%. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “Mortgage banking revenue in the first quarter of 2017 totaled $21.9 million, a decrease of $13.6 million compared to the fourth quarter of 2016 and a slight increase of $203,000 compared to the first quarter of 2016. The decreased revenue from the fourth quarter of 2016 resulted from origination volumes declining to $722 million from $1.2 billion as a result of the recent rise in interest rates and typical seasonality in January and February. Our mortgage pipeline strengthened in March and is expected to continue to strengthen in the second quarter. We continue to look for opportunities to further enhance the mortgage banking business both organically and through acquisitions. To that end, in the first quarter, we added to our mortgage banking business with the acquisition of AHM."

Turning to the future, Mr. Wehmer stated, “Our growth engine continued its momentum into 2017 and we anticipate the positive momentum realized in the first quarter to continue in all areas of our business for the remainder of 2017. Loan growth at the end of the current quarter should add to this momentum as period-end loan balances, excluding covered loans, mortgage loans held-for-sale and mortgage warehouse lines of credit, exceeded the first quarter average balances by approximately $240 million. Wintrust continues to take a steady and measured approach to achieve our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value. Evaluating strategic acquisitions and organic branch growth will continue to be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the first quarter of 2017.

Wintrust’s key operating measures and growth rates for the first quarter of 2017, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp)change from 4th Quarter 2016		% or basis point (bp) change from 1st Quarter 2016
	Three Months Ended
(Dollars in thousands)	March 31, 2017	December 31, 2016	March 31, 2016
Net income	$58,378	$54,608	$49,111	7%		19%
Net income per common share – diluted	$1.00	$0.94	$0.90	6%		11%
Net revenue (1)	$261,345	$276,053	$240,261	(5)%		9%
Net interest income	$192,580	$190,778	$171,509	1%		12%
Net interest margin	3.36%	3.21%	3.29%	15	bp	7	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.39%	3.23%	3.32%	16	bp	7	bp
Net overhead ratio (3)	1.60%	1.48%	1.49%	12	bp	11	bp
Return on average assets	0.94%	0.85%	0.86%	9	bp	8	bp
Return on average common equity	8.93%	8.32%	8.55%	61	bp	38	bp
Return on average tangible common equity (non-GAAP) (2)	11.44%	10.68%	11.33%	76	bp	11	bp
At end of period
Total assets	$25,778,893	$25,668,553	$23,488,168	2%		10%
Total loans, excluding loans held-for-sale, excluding covered loans	19,931,058	19,703,172	17,446,413	5%		14%
Total loans, including loans held-for-sale, excluding covered loans	20,220,022	20,121,546	17,760,967	2%		14%
Total deposits	21,730,441	21,658,632	19,217,071	1%		13%
Total shareholders’ equity	2,764,983	2,695,617	2,418,442	10%		14%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2017	December 31, 2016	March 31, 2016
Selected Financial Condition Data (at end of period):
Total assets	$25,778,893	$25,668,553	$23,488,168
Total loans, excluding loans held-for-sale and covered loans	19,931,058	19,703,172	17,446,413
Total deposits	21,730,441	21,658,632	19,217,071
Junior subordinated debentures	253,566	253,566	253,566
Total shareholders’ equity	2,764,983	2,695,617	2,418,442
Selected Statements of Income Data:
Net interest income	$192,580	$190,778	$171,509
Net revenue (1)	261,345	276,053	240,261
Net income	58,378	54,608	49,111
Net income per common share – Basic	$1.05	$0.98	$0.94
Net income per common share – Diluted	$1.00	$0.94	$0.90
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.36%	3.21%	3.29%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.39%	3.23%	3.32%
Non-interest income to average assets	1.11%	1.32%	1.21%
Non-interest expense to average assets	2.70%	2.80%	2.70%
Net overhead ratio (3)	1.60%	1.48%	1.49%
Return on average assets	0.94%	0.85%	0.86%
Return on average common equity	8.93%	8.32%	8.55%
Return on average tangible common equity (non-GAAP) (2)	11.44%	10.68%	11.33%
Average total assets	$25,207,348	$25,611,060	$22,902,913
Average total shareholders’ equity	2,739,050	2,689,876	2,389,770
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	92.5%	89.6%	92.2%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	92.7%	89.9%	93.0%
Common Share Data at end of period:
Market price per common share	$69.12	$72.57	$44.34
Book value per common share (2)	$47.88	$47.12	$44.67
Tangible common book value per share (2)	$37.97	$37.08	$34.20
Common shares outstanding	52,503,663	51,880,540	48,518,998
Other Data at end of period:(6)
Leverage Ratio (4)	9.3%	8.9%	8.7%
Tier 1 capital to risk-weighted assets (4)	9.9%	9.7%	9.6%
Common equity Tier 1 capital to risk-weighted assets (4)	8.9%	8.6%	8.4%
Total capital to risk-weighted assets (4)	12.1%	11.9%	12.1%
Allowance for credit losses (5)	$127,630	$123,964	$111,201
Non-performing loans	78,979	87,454	89,499
Allowance for credit losses to total loans (5)	0.64%	0.63%	0.64%
Non-performing loans to total loans	0.40%	0.44%	0.51%
Number of:
Bank subsidiaries	15	15	15
Banking offices	155	155	153

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)		(Unaudited)
(In thousands)	March 31, 2017	December 31, 2016	March 31, 2016
Assets
Cash and due from banks	$214,102	$267,194	$208,480
Federal funds sold and securities purchased under resale agreements	3,046	2,851	3,820
Interest bearing deposits with banks	1,007,468	980,457	817,013
Available-for-sale securities, at fair value	1,803,733	1,724,667	770,983
Held-to-maturity securities, at amortized cost	667,764	635,705	911,715
Trading account securities	714	1,989	2,116
Federal Home Loan Bank and Federal Reserve Bank stock	78,904	133,494	113,222
Brokerage customer receivables	23,171	25,181	28,266
Mortgage loans held-for-sale	288,964	418,374	314,554
Loans, net of unearned income, excluding covered loans	19,931,058	19,703,172	17,446,413
Covered loans	52,359	58,145	138,848
Total loans	19,983,417	19,761,317	17,585,261
Allowance for loan losses	(125,819)	(122,291)	(110,171)
Allowance for covered loan losses	(1,319)	(1,322)	(2,507)
Net loans	19,856,279	19,637,704	17,472,583
Premises and equipment, net	598,746	597,301	591,608
Lease investments, net	155,233	129,402	89,337
Accrued interest receivable and other assets	560,741	593,796	647,853
Trade date securities receivable	—	—	1,008,613
Goodwill	499,341	498,587	484,280
Other intangible assets	20,687	21,851	23,725
Total assets	$25,778,893	$25,668,553	$23,488,168
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$5,790,579	$5,927,377	$5,205,410
Interest bearing	15,939,862	15,731,255	14,011,661
Total deposits	21,730,441	21,658,632	19,217,071
Federal Home Loan Bank advances	227,585	153,831	799,482
Other borrowings	238,787	262,486	253,126
Subordinated notes	138,993	138,971	138,888
Junior subordinated debentures	253,566	253,566	253,566
Accrued interest payable and other liabilities	424,538	505,450	407,593
Total liabilities	23,013,910	22,972,936	21,069,726
Shareholders’ Equity:
Preferred stock	251,257	251,257	251,257
Common stock	52,605	51,978	48,608
Surplus	1,381,886	1,365,781	1,194,750
Treasury stock	(4,884)	(4,589)	(4,145)
Retained earnings	1,143,943	1,096,518	967,882
Accumulated other comprehensive loss	(59,824)	(65,328)	(39,910)
Total shareholders’ equity	2,764,983	2,695,617	2,418,442
Total liabilities and shareholders’ equity	$25,778,893	$25,668,553	$23,488,168

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
(In thousands, except per share data)	March 31, 2017	December 31, 2016	March 31, 2016
Interest income
Interest and fees on loans	$199,314	$199,155	$173,127
Interest bearing deposits with banks	1,623	1,541	746
Federal funds sold and securities purchased under resale agreements	1	1	1
Investment securities	13,573	12,954	17,190
Trading account securities	11	32	11
Federal Home Loan Bank and Federal Reserve Bank stock	1,070	1,144	937
Brokerage customer receivables	167	186	219
Total interest income	215,759	215,013	192,231
Interest expense
Interest on deposits	16,270	16,413	12,781
Interest on Federal Home Loan Bank advances	1,590	2,439	2,886
Interest on other borrowings	1,139	1,074	1,058
Interest on subordinated notes	1,772	1,779	1,777
Interest on junior subordinated debentures	2,408	2,530	2,220
Total interest expense	23,179	24,235	20,722
Net interest income	192,580	190,778	171,509
Provision for credit losses	5,209	7,350	8,034
Net interest income after provision for credit losses	187,371	183,428	163,475
Non-interest income
Wealth management	20,148	19,512	18,320
Mortgage banking	21,938	35,489	21,735
Service charges on deposit accounts	8,265	8,054	7,406
(Losses) gains on investment securities, net	(55)	1,575	1,325
Fees from covered call options	759	1,476	1,712
Trading (losses) gains, net	(320)	1,007	(168)
Operating lease income, net	5,782	5,171	2,806
Other	12,248	12,991	15,616
Total non-interest income	68,765	85,275	68,752
Non-interest expense
Salaries and employee benefits	99,316	104,735	95,811
Equipment	9,002	9,532	8,767
Operating lease equipment depreciation	4,636	4,219	2,050
Occupancy, net	13,101	14,254	11,948
Data processing	7,925	7,687	6,519
Advertising and marketing	5,150	6,691	3,779
Professional fees	4,660	5,425	4,059
Amortization of other intangible assets	1,164	1,158	1,298
FDIC insurance	4,156	4,726	3,613
OREO expense, net	1,665	1,843	560
Other	17,343	20,101	15,326
Total non-interest expense	168,118	180,371	153,730
Income before taxes	88,018	88,332	78,497
Income tax expense	29,640	33,724	29,386
Net income	$58,378	$54,608	$49,111
Preferred stock dividends	3,628	3,629	3,628
Net income applicable to common shares	$54,750	$50,979	$45,483
Net income per common share - Basic	$1.05	$0.98	$0.94
Net income per common share - Diluted	$1.00	$0.94	$0.90
Cash dividends declared per common share	$0.14	$0.12	$0.12
Weighted average common shares outstanding	52,267	51,812	48,448
Dilutive potential common shares	4,160	4,152	3,820
Average common shares and dilutive common shares	56,427	55,964	52,268

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended
(In thousands, except per share data)		March 31, 2017	December 31, 2016	March 31, 2016
Net income		$58,378	$54,608	$49,111
Less: Preferred stock dividends		3,628	3,629	3,628
Net income applicable to common shares—Basic	(A)	54,750	50,979	45,483
Add: Dividends on convertible preferred stock, if dilutive		1,578	1,578	1,578
Net income applicable to common shares—Diluted	(B)	56,328	52,557	47,061
Weighted average common shares outstanding	(C)	52,267	51,812	48,448
Effect of dilutive potential common shares:
Common stock equivalents		1,060	1,052	750
Convertible preferred stock, if dilutive		3,100	3,100	3,070
Weighted average common shares and effect of dilutive potential common shares	(D)	56,427	55,964	52,268
Net income per common share:
Basic	(A/C)	$1.05	$0.98	$0.94
Diluted	(B/D)	$1.00	$0.94	$0.90

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share for a period, net income applicable to common shares is not adjusted by the associated preferred dividends. On April 17, 2017, the Company delivered notice to the holders of the outstanding 5.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C (“Series C Preferred Stock”) that the Series C Preferred Stock will mandatorily convert on April 27, 2017 (the “Mandatory Conversion Date”). On the Mandatory Conversion Date, 126,257 shares of Series C Preferred Stock will be converted to shares of the Company’s common stock, no par value (“Common Stock”). Holders of the Series C Preferred Stock will receive 24.72 shares of Common Stock for each share of Series C Preferred Stock converted. Cash (computed to the nearest cent) will be paid in lieu of fractional shares of Common Stock. The last dividend with respect to the Series C Preferred Stock was paid on April 17, 2017 to holders of record on April 1, 2017.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars and shares in thousands)	2017	2016	2016	2016	2016
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$215,759	$215,013	$208,149	$197,064	$192,231
Taxable-equivalent adjustment:
- Loans	790	666	584	523	509
- Liquidity Management Assets	907	815	963	932	920
- Other Earning Assets	5	17	9	8	6
(B) Interest Income - FTE	$217,461	$216,511	$209,705	$198,527	$193,666
(C) Interest Expense (GAAP)	23,179	24,235	23,513	21,794	20,722
(D) Net Interest Income - FTE (B minus C)	$194,282	$192,276	$186,192	$176,733	$172,944
(E) Net Interest Income (GAAP) (A minus C)	$192,580	$190,778	$184,636	$175,270	$171,509
Net interest margin (GAAP-derived)	3.36%	3.21%	3.21%	3.24%	3.29%
Net interest margin - FTE	3.39%	3.23%	3.24%	3.27%	3.32%
(F) Non-interest income	$68,765	$85,275	$86,604	$84,799	$68,752
(G) Gains (losses) on investment securities, net	(55)	1,575	3,305	1,440	1,325
(H) Non-interest expense	168,118	180,371	176,615	170,969	153,730
Efficiency ratio (H/(E+F-G))	64.31%	65.71%	65.92%	66.11%	64.34%
Efficiency ratio - FTE (H/(D+F-G))	63.90%	65.36%	65.54%	65.73%	63.96%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,764,983	$2,695,617	$2,674,474	$2,623,595	$2,418,442
(I) Less: Convertible preferred stock	(126,257)	(126,257)	(126,257)	(126,257)	(126,257)
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(520,028)	(520,438)	(506,674)	(507,916)	(508,005)
(J) Total tangible common shareholders’ equity	$1,993,698	$1,923,922	$1,916,543	$1,864,422	$1,659,180
Total assets	$25,778,893	$25,668,553	$25,321,759	$24,420,616	$23,488,168
Less: Intangible assets	(520,028)	(520,438)	(506,674)	(507,916)	(508,005)
(K) Total tangible assets	$25,258,865	$25,148,115	$24,815,085	$23,912,700	$22,980,163
Tangible common equity ratio (J/K)	7.9%	7.7%	7.7%	7.8%	7.2%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((J-I)/K)	8.4%	8.2%	8.2%	8.3%	7.8%
Calculation of book value per share
Total shareholders’ equity	$2,764,983	$2,695,617	$2,674,474	$2,623,595	$2,418,442
Less: Preferred stock	(251,257)	(251,257)	(251,257)	(251,257)	(251,257)
(L) Total common equity	$2,513,726	$2,444,360	$2,423,217	$2,372,338	$2,167,185
(M) Actual common shares outstanding	52,504	51,881	51,715	51,619	48,519
Book value per common share (L/M)	$47.88	$47.12	$46.86	$45.96	$44.67
Tangible common book value per share (J/M)	$37.97	$37.08	$37.06	$36.12	$34.20

Calculation of return on average common equity
(N) Net income applicable to common shares	54,750	50,979	49,487	46,413	45,483
Add: After-tax intangible asset amortization	771	716	677	781	812
(O) Tangible net income applicable to common shares	55,521	51,695	50,164	47,194	46,295
Total average shareholders' equity	2,739,050	2,689,876	2,651,684	2,465,732	2,389,770
Less: Average preferred stock	(251,257)	(251,257)	(251,257)	(251,257)	(251,262)
(P) Total average common shareholders' equity	2,487,793	2,438,619	2,400,427	2,214,475	2,138,508
Less: Average intangible assets	(520,346)	(513,017)	(508,812)	(507,439)	(495,594)
(Q) Total average tangible common shareholders’ equity	1,967,447	1,925,602	1,891,615	1,707,036	1,642,914
Return on average common equity, annualized (N/P)	8.93%	8.32%	8.20%	8.43%	8.55%
Return on average tangible common equity, annualized (O/Q)	11.44%	10.68%	10.55%	11.12%	11.33%

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking franchise, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the first quarter of 2017, profitability within this franchise was primarily driven by increased net interest income due to a higher net interest margin, partially offset by lower revenue from the mortgage banking business. The net interest margin increased in the first quarter of 2017 compared to the fourth quarter of 2016 primarily as a result of higher yields on the commercial (excluding lease loans) and commercial real-estate loan portfolios as well as liquidity management assets, and an improved funding mix related to the Company's interest-bearing liabilities. The increased net interest margin was offset by a $13.6 million decrease in mortgage banking revenue in the first quarter of 2017 compared to the fourth quarter of 2016. The lower revenue was due to originations during the current period decreasing to $722.5 million from $1.2 billion in the fourth quarter of 2016 due to typical seasonality in the first quarter, as well as rising interest rates in the market. The Company's gross commercial and commercial real estate loan pipelines remain strong. Before the impact of scheduled payments and prepayments, at March 31, 2017, gross commercial and commercial real estate loan pipelines totaled $1.5 billion, or $934 million when adjusted for the probability of closing, compared to $1.4 billion, or $895 million when adjusted for the probability of closing, at December 31, 2016.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, accounts receivable financing, value-added, out-sourced administrative services, and other specialty finance businesses. In the first quarter of 2017, the specialty finance unit experienced higher revenue as a result of increased volumes and higher yields within its insurance premium financing receivables portfolio. Originations of $1.6 billion during the first quarter of 2017 resulted in a $214 million increase in average balance and $1.4 million increase in interest income attributed to this portfolio. The Company's leasing business continued to grow during the first quarter of 2017, increasing its portfolio of assets, including capital leases, loans and equipment on operating leases, by $64 million since the end of the fourth quarter of 2016. Revenues from the Company's out-sourced administrative services business remained steady, totaling $1.0 million and $1.1 million in the first quarter of 2017 and fourth quarter of 2016, respectively.

Wealth Management

Through its wealth management unit, the Company offers a full range of wealth management services through three separate subsidiaries: trust and investment services, asset management, securities brokerage services and 401(k) and retirement plan services. At March 31, 2017, the Company’s wealth management subsidiaries had approximately $22.9 billion of assets under administration, which includes $2.5 billion of assets owned by the Company and its subsidiary banks, representing a $978 million increase from the $21.9 billion of assets under administration at December 31, 2016.

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	March 31, 2017	December 31, 2016	March 31, 2016	From (1) December 31, 2016	From March 31, 2016
Balance:
Commercial	$6,081,489	$6,005,422	$4,890,246	5%	24%
Commercial real estate	6,261,682	6,196,087	5,737,959	4	9
Home equity	708,258	725,793	774,342	(10)	(9)
Residential real estate	720,608	705,221	626,043	9	15
Premium finance receivables - commercial	2,446,946	2,478,581	2,320,987	(5)	5
Premium finance receivables - life insurance	3,593,563	3,470,027	2,976,934	14	21
Consumer and other	118,512	122,041	119,902	(12)	(1)
Total loans, net of unearned income, excluding covered loans	$19,931,058	$19,703,172	$17,446,413	5%	14%
Covered loans	52,359	58,145	138,848	(40)	(62)
Total loans, net of unearned income	$19,983,417	$19,761,317	$17,585,261	5%	14%
Mix:
Commercial	30%	30%	28%
Commercial real estate	31	31	32
Home equity	4	4	4
Residential real estate	4	4	4
Premium finance receivables - commercial	12	12	13
Premium finance receivables - life insurance	18	18	17
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	99%
Covered loans	—	—	1
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

	As of March 31, 2017
		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$3,891,075	31.5%	$12,036	$100	$31,693
Franchise	823,734	6.7	323	—	4,675
Mortgage warehouse lines of credit	154,180	1.3	—	—	1,178
Asset-based lending	881,004	7.1	1,378	—	7,262
Leases	320,010	2.6	570	—	1,132
PCI - commercial loans (1)	11,486	0.1	—	1,368	642
Total commercial	$6,081,489	49.3%	$14,307	$1,468	$46,582
Commercial Real Estate:
Construction	$655,333	5.3%	$2,408	$—	$7,908
Land	105,079	0.8	350	—	3,658
Office	870,666	7.1	3,513	—	5,822
Industrial	792,962	6.4	7,004	—	6,728
Retail	911,786	7.4	589	—	5,981
Multi-family	804,776	6.5	668	—	8,101
Mixed use and other	1,963,744	15.9	6,277	—	14,375
PCI - commercial real estate (1)	157,336	1.3	—	12,559	60
Total commercial real estate	$6,261,682	50.7%	$20,809	$12,559	$52,633
Total commercial and commercial real estate	$12,343,171	100.0%	$35,116	$14,027	$99,215

Commercial real estate - collateral location by state:
Illinois	$4,943,266	79.0%
Wisconsin	670,936	10.7
Total primary markets	$5,614,202	89.7%
Indiana	125,233	2.0
Florida	79,554	1.2
Arizona	55,069	0.9
California	41,989	0.7
Other (no individual state greater than 0.7%)	345,635	5.5
Total	$6,261,682	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	March 31, 2017	December 31, 2016	March 31, 2016	From (1) December 31, 2016	From March 31, 2016
Balance:
Non-interest bearing	$5,790,579	$5,927,377	$5,205,410	(9)%	11%
NOW and interest bearing demand deposits	2,484,676	2,624,442	2,369,474	(22)	5
Wealth management deposits (2)	2,390,464	2,209,617	1,761,710	33	36
Money market	4,555,752	4,441,811	4,157,083	10	10
Savings	2,287,958	2,180,482	1,766,552	20	30
Time certificates of deposit	4,221,012	4,274,903	3,956,842	(5)	7
Total deposits	$21,730,441	$21,658,632	$19,217,071	1%	13%
Mix:
Non-interest bearing	27%	27%	27%
NOW and interest bearing demand deposits	11	12	12
Wealth management deposits (2)	11	10	9
Money market	21	21	22
Savings	11	10	9
Time certificates of deposit	19	20	21
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of March 31, 2017

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$43,578	$47,371	$132,858	$673,994	$897,801	0.62%
4-6 months	535	30,294	—	597,665	628,494	0.76%
7-9 months	1,252	19,845	—	701,548	722,645	0.94%
10-12 months	1,494	19,652	—	709,879	731,025	0.97%
13-18 months	3,034	14,025	—	797,334	814,393	1.08%
19-24 months	—	8,905	—	126,543	135,448	0.99%
24+ months	1,249	20,362	—	269,595	291,206	1.36%
Total	$51,142	$160,454	$132,858	$3,876,558	$4,221,012	0.91%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the first quarter of 2017 compared to the fourth quarter of 2016 (sequential quarters) and first quarter of 2016 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	December 31, 2016	March 31, 2016
Liquidity management assets(1)(2)(7)	$3,270,467	$3,860,616	$3,300,138	$17,174	$16,455	$19,794	2.13%	1.70%	2.41%
Other earning assets(2)(3)(7)	25,236	27,608	28,731	183	235	236	2.95	3.37	3.31
Loans, net of unearned income(2)(4)(7)	19,923,606	19,711,504	17,508,593	199,186	198,861	171,625	4.05	4.01	3.94
Covered loans	56,872	59,827	141,351	918	960	2,011	6.55	6.38	5.72
Total earning assets(7)	$23,276,181	$23,659,555	$20,978,813	$217,461	$216,511	$193,666	3.79%	3.64%	3.71%
Allowance for loan and covered loan losses	(127,425)	(122,665)	(112,028)
Cash and due from banks	229,588	221,892	259,343
Other assets	1,829,004	1,852,278	1,776,785
Total assets	$25,207,348	$25,611,060	$22,902,913

Interest-bearing deposits	$15,466,670	$15,567,263	$13,717,333	$16,270	$16,413	$12,781	0.43%	0.42%	0.37%
Federal Home Loan Bank advances	181,338	388,780	825,104	1,590	2,439	2,886	3.55	2.50	1.41
Other borrowings	255,012	240,174	257,384	1,139	1,074	1,058	1.81	1.78	1.65
Subordinated notes	138,980	138,953	138,870	1,772	1,779	1,777	5.10	5.12	5.12
Junior subordinated debentures	253,566	253,566	257,687	2,408	2,530	2,220	3.80	3.90	3.41
Total interest-bearing liabilities	$16,295,566	$16,588,736	$15,196,378	$23,179	$24,235	$20,722	0.58%	0.58%	0.55%
Non-interest bearing deposits	5,787,034	5,902,439	4,939,746
Other liabilities	385,698	430,009	377,019
Equity	2,739,050	2,689,876	2,389,770
Total liabilities and shareholders’ equity	$25,207,348	$25,611,060	$22,902,913
Interest rate spread(5)(7)							3.21%	3.06%	3.16%
Less: Fully tax-equivalent adjustment				(1,702)	(1,498)	(1,435)	(0.03)	(0.02)	(0.03)
Net free funds/ contribution(6)	$6,980,615	$7,070,819	$5,782,435				0.18	0.17	0.16
Net interest income/ margin(7) (GAAP)				$192,580	$190,778	$171,509	3.36%	3.21%	3.29%
Fully tax-equivalent adjustment				1,702	1,498	1,435	0.03	0.02	0.03
Net interest income/ margin - FTE (7)				$194,282	$192,276	$172,944	3.39%	3.23%	3.32%

(1)	Liquidity management assets include available-for-sale and held-to-maturity securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016 were $1.7 million, $1.5 million and $1.4 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the first quarter of 2017, net interest income totaled $192.6 million, an increase of $1.8 million as compared to the fourth quarter of 2016 and an increase of $21.1 million as compared to the first quarter of 2016. Net interest margin was 3.36% (3.39% on a fully tax-equivalent basis) during the first quarter of 2017 compared to 3.21% (3.23% on a fully tax-equivalent basis) during the fourth quarter of 2016 and 3.29% (3.32% on a fully tax-equivalent basis) during the first quarter of 2016.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at March 31, 2017, December 31, 2016 and March 31, 2016 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
March 31, 2017	17.7%	9.3%	(13.2)%
December 31, 2016	18.5%	9.6%	(13.2)%
March 31, 2016	16.4%	8.9%	(8.7)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
March 31, 2017	7.3%	3.9%	(4.8)%
December 31, 2016	7.6%	4.0%	(5.0)%
March 31, 2016	7.5%	3.7%	(3.7)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table classifies the loan portfolio, excluding covered loans, at March 31, 2017 by date at which the loans reprice or mature, and the type of rate exposure:

As of March 31, 2017	One year or less	From one to five years	Over five years
(Dollars in thousands)				Total
Commercial
Fixed rate	$103,508	$700,701	$477,141	$1,281,350
Variable rate	4,788,750	9,426	1,963	4,800,139
Total commercial	$4,892,258	$710,127	$479,104	$6,081,489
Commercial real estate
Fixed rate	386,082	1,706,877	272,040	2,364,999
Variable rate	3,862,571	32,513	1,599	3,896,683
Total commercial real estate	$4,248,653	$1,739,390	$273,639	$6,261,682
Home Equity
Fixed rate	4,803	3,284	66,264	74,351
Variable rate	633,439	75	393	633,907
Total home equity	$638,242	$3,359	$66,657	$708,258
Residential real estate
Fixed rate	47,885	41,106	140,076	229,067
Variable rate	60,869	177,311	253,361	491,541
Total residential real estate	$108,754	$218,417	$393,437	$720,608
Premium finance receivables - commercial
Fixed rate	2,364,859	82,087	—	2,446,946
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$2,364,859	$82,087	$—	$2,446,946
Premium finance receivables - life insurance
Fixed rate	14,387	36,404	1,377	52,168
Variable rate	3,541,395	—	—	3,541,395
Total premium finance receivables - life insurance	$3,555,782	$36,404	$1,377	$3,593,563
Consumer and other
Fixed rate	59,400	12,480	3,321	75,201
Variable rate	43,311	—	—	43,311
Total consumer and other	$102,711	$12,480	$3,321	$118,512
Total per category
Fixed rate	2,980,924	2,582,939	960,219	6,524,082
Variable rate	12,930,335	219,325	257,316	13,406,976
Total loans, net of unearned income, excluding covered loans	$15,911,259	$2,802,264	$1,217,535	$19,931,058
Variable Rate Loan Pricing by Index:
Prime	$2,999,998
One- month LIBOR	6,104,386
Three- month LIBOR	522,109
Twelve- month LIBOR	3,341,513
Other	438,970
Total variable rate	$13,406,976

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	March 31,	December 31,	March 31,	Q1 2017 compared to Q4 2016		Q1 2017 compared to Q1 2016
(Dollars in thousands)	2017	2016	2016	$ Change	% Change	$ Change	% Change
Brokerage	$6,220	$6,408	$6,057	$(188)	(3)%	$163	3%
Trust and asset management	13,928	13,104	12,263	824	6	1,665	14
Total wealth management	20,148	19,512	18,320	636	3	1,828	10
Mortgage banking	21,938	35,489	21,735	(13,551)	(38)	203	1
Service charges on deposit accounts	8,265	8,054	7,406	211	3	859	12
(Losses) gains on investment securities, net	(55)	1,575	1,325	(1,630)	NM	(1,380)	NM
Fees from covered call options	759	1,476	1,712	(717)	(49)	(953)	(56)
Trading (losses) gains, net	(320)	1,007	(168)	(1,327)	NM	(152)	90
Operating lease income, net	5,782	5,171	2,806	611	12	2,976	NM
Other:
Interest rate swap fees	1,433	2,870	4,438	(1,437)	(50)	(3,005)	(68)
BOLI	985	981	472	4	—	513	NM
Administrative services	1,024	1,115	1,069	(91)	(8)	(45)	(4)
(Loss) gain on extinguishment of debt	—	(717)	4,305	717	NM	(4,305)	NM
Early pay-offs of leases	1,211	728	—	483	66	1,211	NM
Miscellaneous	7,595	8,014	5,332	(419)	(5)	2,263	42
Total Other	12,248	12,991	15,616	(743)	(6)	(3,368)	(22)
Total Non-Interest Income	$68,765	$85,275	$68,752	$(16,510)	(19)%	$13	—%
NM - Not Meaningful

Notable contributions to the change in non-interest income are as follows:

The increase in wealth management revenue during the current period as compared to the fourth quarter of 2016 and first quarter of 2016 is primarily attributable to growth in assets under management due to new customers. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

The decrease in mortgage banking revenue in the current quarter as compared to the most recent quarter resulted primarily from lower origination volumes in the current quarter. The lower origination volume was a result of typical seasonality in the first quarter and a higher interest rate environment. Mortgage loans originated or purchased for sale decreased during the current quarter, totaling $722.5 million in the first quarter of 2017 as compared to $1.2 billion in the fourth quarter of 2016 and $736.6 million in the first quarter of 2016. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of MSRs as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated MSRs either retained or released. The Company records MSRs at fair value on a recurring basis.

The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended
(Dollars in thousands)	March 31, 2017	December 31, 2016	March 31, 2016
Retail originations	$624,971	1,042,145	$704,990
Correspondent originations	97,496	135,726	31,658
(A) Total originations	$722,467	1,177,871	$736,648

Purchases as a percentage of originations	66%	52%	56%
Refinances as a percentage of originations	34	48	44
Total	100%	100%	100%

(B) Production revenue (1)	$17,677	$28,320	$19,930
Production margin (B / A)	2.45%	2.40%	2.71%

Loans serviced for others (C)	$1,972,592	$1,784,760	$1,044,745
MSRs, at fair value (D)	21,596	19,103	10,128
Percentage of mortgage servicing rights to loans serviced for others (D/C)	1.09%	1.07%	0.97%

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has effectively entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options decreased in the current quarter compared to the fourth quarter of 2016 primarily as a result of selling call options against a smaller value of underlying securities resulting in lower premiums received by the Company. There were no outstanding call option contracts at March 31, 2017, December 31, 2016 and March 31, 2016.

The Company recognized $320,000 of trading losses in the first quarter of 2017 compared to trading gains of $1.0 million in the fourth quarter of 2016 and trading losses of $168,000 in the first quarter of 2016. Trading gains and losses recorded by the Company primarily result from fair value adjustments related to interest rate derivatives not designated as hedges.

The increase in operating lease income in the current quarter compared to the prior period quarters is primarily related to growth in business from the Company's leasing divisions during the first quarter of 2017.

The decrease in other non-interest income in the current quarter as compared to the fourth quarter of 2016 is primarily due to lower swap fee revenues resulting from interest rate hedging transactions related to both customer-based trades and the related matched trades with inter-bank dealer counterparties, partially offset by the loss on extinguishment of debt recognized in previous quarter.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods present:

	Three Months Ended
	March 31,	December 31,	March 31,	Q1 2017 compared to Q4 2016		Q1 2017 compared to Q1 2016
(Dollars in thousands)	2017	2016	2016	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$55,008	$53,108	$50,282	$1,900	4%	$4,726	9%
Commissions and incentive compensation	26,643	35,744	26,375	(9,101)	(25)	268	1
Benefits	17,665	15,883	19,154	1,782	11	(1,489)	(8)
Total salaries and employee benefits	99,316	104,735	95,811	(5,419)	(5)	3,505	4
Equipment	9,002	9,532	8,767	(530)	(6)	235	3
Operating lease equipment depreciation	4,636	4,219	2,050	417	10	2,586	NM
Occupancy, net	13,101	14,254	11,948	(1,153)	(8)	1,153	10
Data processing	7,925	7,687	6,519	238	3	1,406	22
Advertising and marketing	5,150	6,691	3,779	(1,541)	(23)	1,371	36
Professional fees	4,660	5,425	4,059	(765)	(14)	601	15
Amortization of other intangible assets	1,164	1,158	1,298	6	1	(134)	(10)
FDIC insurance	4,156	4,726	3,613	(570)	(12)	543	15
OREO expense, net	1,665	1,843	560	(178)	(10)	1,105	NM
Other:
Commissions - 3rd party brokers	1,098	1,165	1,310	(67)	(6)	(212)	(16)
Postage	1,442	1,955	1,302	(513)	(26)	140	11
Miscellaneous	14,803	16,981	12,714	(2,178)	(13)	2,089	16
Total other	17,343	20,101	15,326	(2,758)	(14)	2,017	13
Total Non-Interest Expense	$168,118	$180,371	$153,730	$(12,253)	(7)%	$14,388	9%
NM - Not Meaningful

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense decreased in the current quarter compared to the fourth quarter of 2016 primarily as a result of lower incentive compensation on variable pay based arrangements (including mortgage banking commissions), partially offset by higher salaries and benefits.

Occupancy expense decreased in the current quarter compared to the fourth quarter of 2016 due to lower net rent expense on leased properties as well as lower maintenance and repair costs. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for lease premises.

The decrease in advertising and marketing expenses during the current quarter compared to the fourth quarter of 2016 is primarily related to the lower expenses for mass market media promotions and printing costs. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the company's non-bank businesses. The level of marketing expenditures depends on the type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

The decrease in miscellaneous expenses during the current quarter compared to the fourth quarter of 2016 is primarily a result of lower travel and entertainment expenses. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses, operating losses and lending origination costs that are not deferred.

INCOME TAXES

The Company recorded income tax expense of $29.6 million in the first quarter of 2017 compared to $33.7 million in the fourth quarter of 2016. The effective tax rates were 33.67% in first quarter of 2017 and 38.18% in the fourth quarter of 2016. The lower effective tax rate in the first quarter of 2017 was primarily a result of recording $3.4 million of excess tax benefits related to the adoption of new accounting rules over income taxes attributed to share-based compensation that became effective on January 1, 2017. These excess tax benefits are expected to be higher in the first quarter when the majority of the Company's share-based awards vest, and will fluctuate throughout the year based on the Company's stock price and timing of employee stock option exercises and vesting of other share-based awards.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Allowance for loan losses at beginning of period	$122,291	$117,693	$105,400
Provision for credit losses	5,316	7,357	8,423
Other adjustments	(56)	33	(78)
Reclassification (to) from allowance for unfunded lending-related commitments	(138)	(25)	(81)
Charge-offs:
Commercial	641	3,054	671
Commercial real estate	261	375	671
Home equity	625	326	1,052
Residential real estate	329	410	493
Premium finance receivables - commercial	1,427	1,843	2,480
Premium finance receivables - life insurance	—	—	—
Consumer and other	134	205	107
Total charge-offs	3,417	6,213	5,474
Recoveries:
Commercial	273	668	629
Commercial real estate	554	1,916	369
Home equity	65	300	48
Residential real estate	178	21	112
Premium finance receivables - commercial	612	498	787
Premium finance receivables - life insurance	—	—	—
Consumer and other	141	43	36
Total recoveries	1,823	3,446	1,981
Net charge-offs	(1,594)	(2,767)	(3,493)
Allowance for loan losses at period end	$125,819	$122,291	$110,171
Allowance for unfunded lending-related commitments at period end	1,811	1,673	1,030
Allowance for credit losses at period end	$127,630	$123,964	$111,201
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.03%	0.16%	0.00%
Commercial real estate	(0.02)	(0.10)	0.02
Home equity	0.32	0.01	0.52
Residential real estate	0.06	0.13	0.17
Premium finance receivables - commercial	0.13	0.22	0.29
Premium finance receivables - life insurance	0.00	0.00	0.00
Consumer and other	(0.02)	0.47	0.20
Total loans, net of unearned income, excluding covered loans	0.03%	0.06%	0.08%
Net charge-offs as a percentage of the provision for credit losses	29.98%	37.61%	41.47%
Loans at period-end, excluding covered loans	$19,931,058	$19,703,172	$17,446,413
Allowance for loan losses as a percentage of loans at period end	0.63%	0.62%	0.63%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.63%	0.64%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the first quarter of 2017 totaled three basis points on an annualized basis compared to six basis points on an annualized basis in the fourth quarter of 2016 and eight basis points on an annualized basis in the first quarter of 2016. Net charge-offs totaled $1.6 million in the first quarter of 2017, a $1.2 million decrease from $2.8 million in the fourth quarter of 2016 and a $1.9 million decrease from $3.5 million in the first quarter of 2016. The provision for credit losses, excluding the provision for covered loan losses, totaled $5.3 million for the first quarter of 2017 compared to $7.4 million for the fourth quarter of 2016 and $8.4 million for the first quarter of 2016.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans and other factors.

The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Provision for loan losses	$5,178	$7,332	$8,342
Provision for unfunded lending-related commitments	138	25	81
Provision for covered loan losses	(107)	(7)	(389)
Provision for credit losses	$5,209	$7,350	$8,034

	Period End
	March 31,	December 31,	March 31,
	2017	2016	2016
Allowance for loan losses	$125,819	$122,291	$110,171
Allowance for unfunded lending-related commitments	1,811	1,673	1,030
Allowance for covered loan losses	1,319	1,322	2,507
Allowance for credit losses	$128,949	$125,286	$113,708

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio, excluding covered loans, as of March 31, 2017 and December 31, 2016.

	As of March 31, 2017
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,396,191	$29,088	0.86%
Asset-based lending	875,403	7,262	0.83
Tax exempt	315,487	2,206	0.70
Leases	318,943	1,132	0.35
Commercial real estate:(1)
Residential construction	46,956	1,091	2.32
Commercial construction	607,507	6,817	1.12
Land	100,056	3,655	3.65
Office	817,239	5,810	0.71
Industrial	742,844	6,711	0.90
Retail	863,804	5,963	0.69
Multi-family	765,933	8,082	1.06
Mixed use and other	1,835,745	14,302	0.78
Home equity(1)	639,399	12,194	1.91
Residential real estate(1)	678,978	5,461	0.80
Total core loan portfolio	$12,004,485	$109,774	0.91%
Commercial:
Franchise	$560,532	$4,595	0.82%
Mortgage warehouse lines of credit	154,180	1,178	0.76
Community Advantage - homeowner associations	145,233	363	0.25
Aircraft	3,250	17	0.52
Purchased non-covered commercial loans (2)	312,270	741	0.24
Commercial real estate:
Purchased non-covered commercial real estate (2)	481,598	202	0.04
Purchased non-covered home equity (2)	68,859	9	0.01
Purchased non-covered residential real estate (2)	41,630	69	0.17
Premium finance receivables
U.S. commercial insurance loans	2,167,524	5,389	0.25
Canada commercial insurance loans (2)	279,422	572	0.20
Life insurance loans (1)	3,352,857	1,598	0.05
Purchased life insurance loans (2)	240,706	—	—
Consumer and other (1)	115,710	1,310	1.13
Purchased non-covered consumer and other (2)	2,802	2	0.07
Total consumer, niche and purchased loan portfolio	$7,926,573	$16,045	0.20%
Total loans, net of unearned income, excluding covered loans	$19,931,058	$125,819	0.63%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$8,315
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$134,134	0.67%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of December 31, 2016
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,234,629	$27,112	0.84%
Asset-based lending	867,697	6,859	0.79
Tax exempt	327,694	2,299	0.70
Leases	294,124	858	0.29
Commercial real estate:(1)
Residential construction	46,235	1,045	2.26
Commercial construction	563,001	6,259	1.11
Land	99,194	3,677	3.71
Office	808,322	5,757	0.71
Industrial	716,480	6,643	0.93
Retail	855,787	5,928	0.69
Multi-family	766,146	8,052	1.05
Mixed use and other	1,815,573	13,867	0.76
Home equity(1)	649,129	11,767	1.81
Residential real estate(1)	658,487	5,634	0.86
Total core loan portfolio	$11,702,498	$105,757	0.90%
Commercial:
Franchise	$565,588	$4,744	0.84%
Mortgage warehouse lines of credit	204,225	1,548	0.76
Community Advantage - homeowner associations	145,717	365	0.25
Aircraft	3,356	42	1.25
Purchased non-covered commercial loans (2)	362,392	666	0.18
Commercial real estate:
Purchased non-covered commercial real estate (2)	525,349	194	0.04
Purchased non-covered home equity (2)	76,664	7	0.01
Purchased non-covered residential real estate (2)	46,734	80	0.17
Premium finance receivables
U.S. commercial insurance loans	2,170,844	5,521	0.25
Canada commercial insurance loans (2)	307,737	604	0.20
Life insurance loans (1)	3,220,370	1,500	0.05
Purchased life insurance loans (2)	249,657	—	—
Consumer and other (1)	119,073	1,261	1.06
Purchased non-covered consumer and other (2)	2,968	2	0.07
Total consumer, niche and purchased loan portfolio	$8,000,674	$16,534	0.21%
Total loans, net of unearned income, excluding covered loans	$19,703,172	$122,291	0.62%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$12,324
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$134,615	0.68%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the preceding tables as of March 31, 2017 and December 31, 2016.

The increase in the allowance for loan losses to core loans in the first quarter of 2017 compared to the fourth quarter of 2016 was primarily attributable to higher ASC 310 reserves (specific reserves) on the core portfolio as of March 31, 2017.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses. For analysis purposes, the Company has combined the non-accretable credit discounts recorded on purchased loans with the total allowance for loan losses in the previous tables to present the total credit reserves available on its loan portfolio. The total allowance for loan losses and non-accretable credit discounts on purchased loans was 0.67% of the total loan portfolio as of March 31, 2017 and 0.68% of the total loan portfolio as of December 31, 2016.

The tables below show the aging of the Company’s loan portfolio at March 31, 2017 and December 31, 2016:

		90+ days	60-89	30-59
As of March 31, 2017		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$14,307	$1,468	$19	$39,440	$6,026,255	$6,081,489
Commercial real estate (1)	20,809	12,559	5,426	56,712	6,166,176	6,261,682
Home equity	11,722	—	430	4,884	691,222	708,258
Residential real estate (1)	11,943	900	3,410	5,262	699,093	720,608
Premium finance receivables - commercial	12,629	4,991	6,383	23,775	2,399,168	2,446,946
Premium finance receivables - life insurance (1)	—	2,024	2,535	32,208	3,556,796	3,593,563
Consumer and other (1)	350	167	323	543	117,129	118,512
Total loans, net of unearned income, excluding covered loans	$71,760	$22,109	$18,526	$162,824	$19,655,839	$19,931,058
Covered loans	1,592	2,808	268	1,570	46,121	52,359
Total loans, net of unearned income	$73,352	$24,917	$18,794	$164,394	$19,701,960	$19,983,417

As of March 31, 2017 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.2%	—%	—%	0.6%	99.2%	100.0%
Commercial real estate (1)	0.3	0.2	0.1	0.9	98.5	100.0
Home equity	1.7	—	0.1	0.7	97.5	100.0
Residential real estate (1)	1.7	0.1	0.5	0.7	97.0	100.0
Premium finance receivables - commercial	0.5	0.2	0.3	1.0	98.0	100.0
Premium finance receivables - life insurance (1)	—	0.1	0.1	0.9	98.9	100.0
Consumer and other (1)	0.3	0.1	0.3	0.5	98.8	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.1%	0.1%	0.8%	98.6%	100.0%
Covered loans	3.0	5.4	0.5	3.0	88.1	100.0
Total loans, net of unearned income	0.4%	0.1%	0.1%	0.8%	98.6%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of December 31, 2016		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial (1)	$15,875	$1,863	$2,576	$17,640	$5,967,468	$6,005,422
Commercial real estate (1)	21,924	16,188	15,253	31,723	6,110,999	6,196,087
Home equity	9,761	—	1,630	6,515	707,887	725,793
Residential real estate (1)	12,749	1,309	936	8,271	681,956	705,221
Premium finance receivables - commercial	14,709	7,962	5,646	14,580	2,435,684	2,478,581
Premium finance receivables - life insurance (1)	—	3,717	17,514	16,204	3,432,592	3,470,027
Consumer and other (1)	439	207	100	887	120,408	122,041
Total loans, net of unearned income, excluding covered loans	$75,457	$31,246	$43,655	$95,820	$19,456,994	$19,703,172
Covered loans	2,121	2,492	225	1,553	51,754	58,145
Total loans, net of unearned income	$77,578	$33,738	$43,880	$97,373	$19,508,748	$19,761,317

As of December 31, 2016 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial (1)	0.3%	—%	—%	0.3%	99.4%	100.0%
Commercial real estate (1)	0.4	0.3	0.2	0.5	98.6	100.0
Home equity	1.3	—	0.2	0.9	97.6	100.0
Residential real estate (1)	1.8	0.2	0.1	1.2	96.7	100.0
Premium finance receivables - commercial	0.6	0.3	0.2	0.6	98.3	100.0
Premium finance receivables - life insurance (1)	—	0.1	0.5	0.5	98.9	100.0
Consumer and other (1)	0.4	0.2	0.1	0.7	98.6	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.2%	0.2%	0.5%	98.7%	100.0%
Covered loans	3.6	4.3	0.4	2.7	89.0	100.0
Total loans, net of unearned income	0.4%	0.2%	0.2%	0.5%	98.7%	100.0%

(1)
Including PCI loans. PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of March 31, 2017, $18.5 million of all loans, excluding covered loans, or 0.1%, were 60 to 89 days past due and $162.8 million, or 0.8%, were 30 to 59 days (or one payment) past due. As of December 31, 2016, $43.7 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $95.8 million, or 0.5%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at March 31, 2017 that are current with regard to the contractual terms of the loan agreement represent 97.5% of the total home equity portfolio. Residential real estate loans at March 31, 2017 that are current with regards to the contractual terms of the loan agreements comprise 97.0% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Loans past due greater than 90 days and still accruing(1):
Commercial	$100	$174	$338
Commercial real estate	—	—	1,260
Home equity	—	—	—
Residential real estate	—	—	—
Premium finance receivables - commercial	4,991	7,962	9,548
Premium finance receivables - life insurance	2,024	3,717	1,641
Consumer and other	104	144	180
Total loans past due greater than 90 days and still accruing	7,219	11,997	12,967
Non-accrual loans (2):
Commercial	14,307	15,875	12,373
Commercial real estate	20,809	21,924	26,996
Home equity	11,722	9,761	9,365
Residential real estate	11,943	12,749	11,964
Premium finance receivables - commercial	12,629	14,709	15,350
Premium finance receivables - life insurance	—	—	—
Consumer and other	350	439	484
Total non-accrual loans	71,760	75,457	76,532
Total non-performing loans:
Commercial	14,407	16,049	12,711
Commercial real estate	20,809	21,924	28,256
Home equity	11,722	9,761	9,365
Residential real estate	11,943	12,749	11,964
Premium finance receivables - commercial	17,620	22,671	24,898
Premium finance receivables - life insurance	2,024	3,717	1,641
Consumer and other	454	583	664
Total non-performing loans	$78,979	$87,454	$89,499
Other real estate owned	17,090	17,699	24,022
Other real estate owned - from acquisitions	22,774	22,583	16,980
Other repossessed assets	544	581	171
Total non-performing assets	$119,387	$128,317	$130,672
TDRs performing under the contractual terms of the loan agreement	$28,392	$29,911	$34,949
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.24%	0.27%	0.26%
Commercial real estate	0.33	0.35	0.49
Home equity	1.66	1.34	1.21
Residential real estate	1.66	1.81	1.91
Premium finance receivables - commercial	0.72	0.91	1.07
Premium finance receivables - life insurance	0.06	0.11	0.06
Consumer and other	0.38	0.48	0.55
Total loans, net of unearned income	0.40%	0.44%	0.51%
Total non-performing assets as a percentage of total assets	0.46%	0.50%	0.56%
Allowance for loan losses as a percentage of total non-performing loans	159.31%	139.83%	123.10%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $11.3 million, $11.8 million and $17.6 million as of March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

The ratio of non-performing assets to total assets was 0.46% as of March 31, 2017, compared to 0.50% at December 31, 2016, and 0.56% at March 31, 2016. Non-performing assets, excluding covered assets and non-covered PCI loans, totaled $119.4 million at March 31, 2017, compared to $128.3 million at December 31, 2016 and $130.7 million at March 31, 2016. Non-performing loans, excluding covered loans and non-covered PCI loans, totaled $79.0 million, or 0.40% of total loans, at March 31, 2017 compared to $87.5 million, or 0.44% of total loans, at December 31, 2016 and $89.5 million, or 0.51% of total loans, at March 31, 2016. The decrease in non-performing loans, excluding covered loans and non-covered PCI loans, compared to December 31, 2016 is primarily the result of a $5.1 million decrease in the commercial premium finance receivable portfolio, a $1.7 million decrease in the life premium finance receivable portfolio and a $1.6 million decrease in the commercial portfolio, partially offset by a $2.0 million increase in the home equity portfolio. OREO, excluding covered OREO, of $39.9 million at March 31, 2017 decreased $418,000 compared to $40.3 million at December 31, 2016 and decreased $1.1 million compared to $41.0 million at March 31, 2016.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Balance at beginning of period	$87,454	$83,128	$84,057
Additions, net	8,609	10,969	12,166
Return to performing status	(1,592)	(150)	(2,006)
Payments received	(5,614)	(6,623)	(3,308)
Transfer to OREO and other repossessed assets	(1,661)	(878)	(2,080)
Charge-offs	(1,280)	(3,494)	(533)
Net change for niche loans (1)	(6,937)	4,502	1,203
Balance at end of period	$78,979	$87,454	$89,499

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Accruing TDRs:
Commercial	$4,607	$4,643	$5,143
Commercial real estate	18,923	19,993	25,548
Residential real estate and other	4,862	5,275	4,258
Total accrual	$28,392	$29,911	$34,949
Non-accrual TDRs: (1)
Commercial	$1,424	$1,487	$82
Commercial real estate	7,338	8,153	14,340
Residential real estate and other	2,515	2,157	3,184
Total non-accrual	$11,277	$11,797	$17,606
Total TDRs:
Commercial	$6,031	$6,130	$5,225
Commercial real estate	26,261	28,146	39,888
Residential real estate and other	7,377	7,432	7,442
Total TDRs	$39,669	$41,708	$52,555
Weighted-average contractual interest rate of TDRs	4.37%	4.33%	4.35%

(1)	Included in total non-performing loans.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of March 31, 2017, December 31, 2016 and March 31, 2016, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2017	2016	2016
Balance at beginning of period	$40,282	$35,050	$43,945
Disposals/resolved	(2,644)	(5,850)	(6,766)
Transfers in at fair value, less costs to sell	2,268	667	3,291
Transfers in from covered OREO subsequent to loss share expiration	760	4,213	—
Additions from acquisition	—	7,230	1,064
Fair value adjustments	(802)	(1,028)	(532)
Balance at end of period	$39,864	$40,282	$41,002

	Period End
	March 31,	December 31,	March 31,
Balance by Property Type	2017	2016	2016
Residential real estate	$7,597	$8,063	$11,006
Residential real estate development	1,240	1,349	2,320
Commercial real estate	31,027	30,870	27,676
Total	$39,864	$40,282	$41,002

Items Impacting Comparative Financial Results:

Acquisitions

On February 14, 2017, the Company acquired certain assets and assumed certain liabilities of the mortgage banking business of AHM. AHM is located in Montana's Flathead Valley and originated approximately $55 million of residential mortgage loans in 2016.

On November 18, 2016, the Company completed its acquisition of First Community Financial Corporation ("FCFC"). FCFC was the parent company of First Community Bank. Through this transaction, the Company acquired First Community Bank's two banking locations in Elgin, Illinois, approximately $187 million in assets and approximately $150 million in deposits.

On August 19, 2016, the Company, through its wholly-owned subsidiary Lake Forest Bank & Trust Company, completed its acquisition of approximately $561 million in select performing loans and related relationships from an affiliate of GE Capital Franchise Finance. The loans are to franchise operators (primarily quick service restaurant concepts) in the Midwest and in the Western portion of the United States.

On March 31, 2016, the Company completed its acquisition of Generations Bancorp. Inc. ("Generations"). Generations was the parent company of Foundations Bank ("Foundations"). Through this transaction, the Company acquired Foundations' banking location in Pewaukee, Wisconsin, approximately $134 million in assets and approximately $100 million in deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Milwaukee, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance which offers direct leasing opportunities.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2016 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to calculate our projected revenue and losses, and manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•
competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability of the Company to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	failure or circumvention of our controls and procedures;

•	ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

•
adverse effects on our information technology systems resulting from failures, human error or cyberattack, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	anti-takeover provisions could negatively impact our shareholders;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy;

•	uncertainty regarding future legislative and regulatory actions, which could be disruptive to our operations;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	non-compliance with the USA PATRIOT Act, Bank Secrecy Act or other laws or regulations could result in fines and sanctions;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 2:30 p.m. (CT) Wednesday, April 19, 2017 regarding first quarter 2017 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #99783626. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s website at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the first quarter 2017 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Selected Financial Condition Data (at end of period):
Total assets	$25,778,893	$25,668,553	$25,321,759	$24,420,616	$23,488,168
Total loans, excluding loans held-for-sale and covered loans	19,931,058	19,703,172	19,101,261	18,174,655	17,446,413
Total deposits	21,730,441	21,658,632	21,147,655	20,041,750	19,217,071
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total shareholders’ equity	2,764,983	2,695,617	2,674,474	2,623,595	2,418,442
Selected Statements of Income Data:
Net interest income	192,580	190,778	184,636	175,270	171,509
Net revenue (1)	261,345	276,053	271,240	260,069	240,261
Net income	58,378	54,608	53,115	50,041	49,111
Net income per common share – Basic	$1.05	$0.98	$0.96	$0.94	$0.94
Net income per common share – Diluted	$1.00	$0.94	$0.92	$0.90	$0.90
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.36%	3.21%	3.21%	3.24%	3.29%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.39%	3.23%	3.24%	3.27%	3.32%
Non-interest income to average assets	1.11%	1.32%	1.38%	1.44%	1.21%
Non-interest expense to average assets	2.70%	2.80%	2.82%	2.89%	2.70%
Net overhead ratio (3)	1.60%	1.48%	1.44%	1.46%	1.49%
Return on average assets	0.94%	0.85%	0.85%	0.85%	0.86%
Return on average common equity	8.93%	8.32%	8.20%	8.43%	8.55%
Return on average tangible common equity (non-GAAP) (2)	11.44%	10.68%	10.55%	11.12%	11.33%
Average total assets	$25,207,348	$25,611,060	$24,879,252	$23,754,755	$22,902,913
Average total shareholders’ equity	2,739,050	2,689,876	2,651,684	2,465,732	2,389,770
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	92.5%	89.6%	89.8%	92.4%	92.2%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	92.7	89.9	90.3	92.9	93.0
Common Share Data at end of period:
Market price per common share	$69.12	$72.57	$55.57	$51.00	$44.34
Book value per common share (2)	$47.88	$47.12	$46.86	$45.96	$44.67
Tangible common book value per share (2)	$37.97	$37.08	$37.06	$36.12	$34.20
Common shares outstanding	52,503,663	51,880,540	51,714,683	51,619,155	48,518,998
Other Data at end of period:(6)
Leverage Ratio(4)	9.3%	8.9%	9.0%	9.2%	8.7%
Tier 1 Capital to risk-weighted assets (4)	9.9%	9.7%	9.8%	10.1%	9.6%
Common equity Tier 1 capital to risk-weighted assets (4)	8.9%	8.6%	8.7%	8.9%	8.4%
Total capital to risk-weighted assets (4)	12.1%	11.9%	12.1%	12.4%	12.1%
Allowance for credit losses (5)	$127,630	$123,964	$119,341	$115,426	$111,201
Non-performing loans	78,979	87,454	83,128	88,119	89,499
Allowance for credit losses to total loans (5)	0.64%	0.63%	0.62%	0.64%	0.64%
Non-performing loans to total loans	0.40%	0.44%	0.44%	0.48%	0.51%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	155	155	152	153	153

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2017	2016	2016	2016	2016
Assets
Cash and due from banks	$214,102	$267,194	$242,825	$267,551	$208,480
Federal funds sold and securities purchased under resale agreements	3,046	2,851	4,122	4,024	3,820
Interest bearing deposits with banks	1,007,468	980,457	816,104	693,269	817,013
Available-for-sale securities, at fair value	1,803,733	1,724,667	1,650,096	637,663	770,983
Held-to-maturity securities, at amortized cost	667,764	635,705	932,767	992,211	911,715
Trading account securities	714	1,989	1,092	3,613	2,116
Federal Home Loan Bank and Federal Reserve Bank stock	78,904	133,494	129,630	121,319	113,222
Brokerage customer receivables	23,171	25,181	25,511	26,866	28,266
Mortgage loans held-for-sale	288,964	418,374	559,634	554,256	314,554
Loans, net of unearned income, excluding covered loans	19,931,058	19,703,172	19,101,261	18,174,655	17,446,413
Covered loans	52,359	58,145	95,940	105,248	138,848
Total loans	19,983,417	19,761,317	19,197,201	18,279,903	17,585,261
Allowance for loan losses	(125,819)	(122,291)	(117,693)	(114,356)	(110,171)
Allowance for covered loan losses	(1,319)	(1,322)	(1,422)	(2,412)	(2,507)
Net loans	19,856,279	19,637,704	19,078,086	18,163,135	17,472,583
Premises and equipment, net	598,746	597,301	597,263	595,792	591,608
Lease investments, net	155,233	129,402	116,355	103,749	89,337
Accrued interest receivable and other assets	560,741	593,796	660,923	670,014	647,853
Trade date securities receivable	—	—	677	1,079,238	1,008,613
Goodwill	499,341	498,587	485,938	486,095	484,280
Other intangible assets	20,687	21,851	20,736	21,821	23,725
Total assets	$25,778,893	$25,668,553	$25,321,759	$24,420,616	$23,488,168
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$5,790,579	$5,927,377	$5,711,042	$5,367,672	$5,205,410
Interest bearing	15,939,862	15,731,255	15,436,613	14,674,078	14,011,661
Total deposits	21,730,441	21,658,632	21,147,655	20,041,750	19,217,071
Federal Home Loan Bank advances	227,585	153,831	419,632	588,055	799,482
Other borrowings	238,787	262,486	241,366	252,611	253,126
Subordinated notes	138,993	138,971	138,943	138,915	138,888
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	—	—	—	40,000	—
Accrued interest payable and other liabilities	424,538	505,450	446,123	482,124	407,593
Total liabilities	23,013,910	22,972,936	22,647,285	21,797,021	21,069,726
Shareholders’ Equity:
Preferred stock	251,257	251,257	251,257	251,257	251,257
Common stock	52,605	51,978	51,811	51,708	48,608
Surplus	1,381,886	1,365,781	1,356,759	1,350,751	1,194,750
Treasury stock	(4,884)	(4,589)	(4,522)	(4,145)	(4,145)
Retained earnings	1,143,943	1,096,518	1,051,748	1,008,464	967,882
Accumulated other comprehensive loss	(59,824)	(65,328)	(32,579)	(34,440)	(39,910)
Total shareholders’ equity	2,764,983	2,695,617	2,674,474	2,623,595	2,418,442
Total liabilities and shareholders’ equity	$25,778,893	$25,668,553	$25,321,759	$24,420,616	$23,488,168

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2017	2016	2016	2016	2016
Interest income
Interest and fees on loans	$199,314	$199,155	$190,189	$178,530	$173,127
Interest bearing deposits with banks	1,623	1,541	1,156	793	746
Federal funds sold and securities purchased under resale agreements	1	1	1	1	1
Investment securities	13,573	12,954	15,496	16,398	17,190
Trading account securities	11	32	18	14	11
Federal Home Loan Bank and Federal Reserve Bank stock	1,070	1,144	1,094	1,112	937
Brokerage customer receivables	167	186	195	216	219
Total interest income	215,759	215,013	208,149	197,064	192,231
Interest expense
Interest on deposits	16,270	16,413	15,621	13,594	12,781
Interest on Federal Home Loan Bank advances	1,590	2,439	2,577	2,984	2,886
Interest on other borrowings	1,139	1,074	1,137	1,086	1,058
Interest on subordinated notes	1,772	1,779	1,778	1,777	1,777
Interest on junior subordinated debentures	2,408	2,530	2,400	2,353	2,220
Total interest expense	23,179	24,235	23,513	21,794	20,722
Net interest income	192,580	190,778	184,636	175,270	171,509
Provision for credit losses	5,209	7,350	9,571	9,129	8,034
Net interest income after provision for credit losses	187,371	183,428	175,065	166,141	163,475
Non-interest income
Wealth management	20,148	19,512	19,334	18,852	18,320
Mortgage banking	21,938	35,489	34,712	36,807	21,735
Service charges on deposit accounts	8,265	8,054	8,024	7,726	7,406
(Losses) gains on investment securities, net	(55)	1,575	3,305	1,440	1,325
Fees from covered call options	759	1,476	3,633	4,649	1,712
Trading (losses) gains, net	(320)	1,007	(432)	(316)	(168)
Operating lease income, net	5,782	5,171	4,459	4,005	2,806
Other	12,248	12,991	13,569	11,636	15,616
Total non-interest income	68,765	85,275	86,604	84,799	68,752
Non-interest expense
Salaries and employee benefits	99,316	104,735	103,718	100,894	95,811
Equipment	9,002	9,532	9,449	9,307	8,767
Operating lease equipment depreciation	4,636	4,219	3,605	3,385	2,050
Occupancy, net	13,101	14,254	12,767	11,943	11,948
Data processing	7,925	7,687	7,432	7,138	6,519
Advertising and marketing	5,150	6,691	7,365	6,941	3,779
Professional fees	4,660	5,425	5,508	5,419	4,059
Amortization of other intangible assets	1,164	1,158	1,085	1,248	1,298
FDIC insurance	4,156	4,726	3,686	4,040	3,613
OREO expense, net	1,665	1,843	1,436	1,348	560
Other	17,343	20,101	20,564	19,306	15,326
Total non-interest expense	168,118	180,371	176,615	170,969	153,730
Income before taxes	88,018	88,332	85,054	79,971	78,497
Income tax expense	29,640	33,724	31,939	29,930	29,386
Net income	$58,378	$54,608	$53,115	$50,041	$49,111
Preferred stock dividends	3,628	3,629	3,628	3,628	3,628
Net income applicable to common shares	$54,750	$50,979	$49,487	$46,413	$45,483
Net income per common share - Basic	$1.05	$0.98	$0.96	$0.94	$0.94
Net income per common share - Diluted	$1.00	$0.94	$0.92	$0.90	$0.90
Cash dividends declared per common share	$0.14	$0.12	$0.12	$0.12	$0.12
Weighted average common shares outstanding	52,267	51,812	51,679	49,140	48,448
Dilutive potential common shares	4,160	4,152	4,047	3,965	3,820
Average common shares and dilutive common shares	56,427	55,964	55,726	53,105	52,268

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Balance:
Commercial	$6,081,489	$6,005,422	$5,951,544	$5,144,533	$4,890,246
Commercial real estate	6,261,682	6,196,087	5,908,684	5,848,334	5,737,959
Home equity	708,258	725,793	742,868	760,904	774,342
Residential real estate	720,608	705,221	663,598	653,664	626,043
Premium finance receivables - commercial	2,446,946	2,478,581	2,430,233	2,478,280	2,320,987
Premium finance receivables - life insurance	3,593,563	3,470,027	3,283,359	3,161,562	2,976,934
Consumer and other	118,512	122,041	120,975	127,378	119,902
Total loans, net of unearned income, excluding covered loans	$19,931,058	$19,703,172	$19,101,261	$18,174,655	$17,446,413
Covered loans	52,359	58,145	95,940	105,248	138,848
Total loans, net of unearned income	$19,983,417	$19,761,317	$19,197,201	$18,279,903	$17,585,261
Mix:
Commercial	30%	30%	31%	28%	28%
Commercial real estate	31	31	31	31	32
Home equity	4	4	4	4	4
Residential real estate	4	4	3	4	4
Premium finance receivables - commercial	12	12	13	14	13
Premium finance receivables - life insurance	18	18	17	17	17
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	100%	99%	99%
Covered loans	—	—	—	1	1
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Balance:
Non-interest bearing	$5,790,579	$5,927,377	$5,711,042	$5,367,672	$5,205,410
NOW and interest bearing demand deposits	2,484,676	2,624,442	2,552,611	2,450,710	2,369,474
Wealth management deposits (1)	2,390,464	2,209,617	2,283,233	1,904,121	1,761,710
Money market	4,555,752	4,441,811	4,421,631	4,384,134	4,157,083
Savings	2,287,958	2,180,482	1,977,661	1,851,863	1,766,552
Time certificates of deposit	4,221,012	4,274,903	4,201,477	4,083,250	3,956,842
Total deposits	$21,730,441	$21,658,632	$21,147,655	$20,041,750	$19,217,071
Mix:
Non-interest bearing	27%	27%	27%	27%	27%
NOW and interest bearing demand deposits	11	12	12	12	12
Wealth management deposits (1)	11	10	11	10	9
Money market	21	21	21	22	22
Savings	11	10	9	9	9
Time certificates of deposit	19	20	20	20	21
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Net interest income - FTE	$194,282	$192,276	$186,192	$176,733	$172,944
Call option income	759	1,476	3,633	4,649	1,712
Net interest income including call option income	$195,041	$193,752	$189,825	$181,382	$174,656
Yield on earning assets	3.79%	3.64%	3.65%	3.67%	3.71%
Rate on interest-bearing liabilities	0.58	0.58	0.58	0.56	0.55
Rate spread	3.21%	3.06%	3.07%	3.11%	3.16%
Less: Fully tax-equivalent adjustment	(0.03)	(0.02)	(0.03)	(0.03)	(0.03)
Net free funds contribution	0.18	0.17	0.17	0.16	0.16
Net interest margin (GAAP-derived)	3.36%	3.21%	3.21%	3.24%	3.29%
Fully tax-equivalent adjustment	0.03	0.02	0.03	0.03	0.03
Net interest margin - FTE	3.39%	3.23%	3.24%	3.27%	3.32%
Call option income	0.01	0.02	0.06	0.09	0.03
Net interest margin - FTE, including call option income	3.40%	3.25%	3.30%	3.36%	3.35%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Three Months Ended March 31,	Years Ended December 31,
(Dollars in thousands)	2017	2016	2015	2014	2013
Net interest income - FTE	$194,282	$728,145	$646,238	$601,744	$552,887
Call option income	759	11,470	15,364	7,859	4,773
Net interest income including call option income	$195,041	$739,615	$661,602	$609,603	$557,660
Yield on earning assets	3.79%	3.67%	3.76%	3.96%	4.01%
Rate on interest-bearing liabilities	0.58	0.57	0.54	0.55	0.63
Rate spread	3.21%	3.10%	3.22%	3.41%	3.38%
Less: Fully tax-equivalent adjustment	(0.03)	(0.02)	(0.02)	(0.02)	(0.01)
Net free funds contribution	0.18	0.16	0.14	0.12	0.12
Net interest margin (GAAP-derived)	3.36%	3.24%	3.34%	3.51%	3.49%
Fully tax-equivalent adjustment	0.03	0.02	0.02	0.02	0.01
Net interest margin - FTE	3.39%	3.26%	3.36%	3.53%	3.50%
Call option income	0.01	0.05	0.08	0.05	0.03
Net interest margin - FTE, including call option income	3.40%	3.31%	3.44%	3.58%	3.53%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2017	2016	2016	2016	2016
Liquidity management assets	$3,270,467	$3,860,616	$3,671,577	$3,413,113	$3,300,138
Other earning assets	25,236	27,608	29,875	29,759	28,731
Loans, net of unearned income	19,923,606	19,711,504	19,071,621	18,204,552	17,508,593
Covered loans	56,872	59,827	101,570	109,533	141,351
Total earning assets	$23,276,181	$23,659,555	$22,874,643	$21,756,957	$20,978,813
Allowance for loan and covered loan losses	(127,425)	(122,665)	(121,156)	(116,984)	(112,028)
Cash and due from banks	229,588	221,892	240,239	272,935	259,343
Other assets	1,829,004	1,852,278	1,885,526	1,841,847	1,776,785
Total assets	$25,207,348	$25,611,060	$24,879,252	$23,754,755	$22,902,913
Interest-bearing deposits	$15,466,670	$15,567,263	$15,117,102	$14,065,995	$13,717,333
Federal Home Loan Bank advances	181,338	388,780	459,198	946,081	825,104
Other borrowings	255,012	240,174	249,307	248,233	257,384
Subordinated notes	138,980	138,953	138,925	138,898	138,870
Junior subordinated debentures	253,566	253,566	253,566	253,566	257,687
Total interest-bearing liabilities	$16,295,566	$16,588,736	$16,218,098	$15,652,773	$15,196,378
Non-interest bearing deposits	5,787,034	5,902,439	5,566,983	5,223,384	4,939,746
Other liabilities	385,698	430,009	442,487	412,866	377,019
Equity	2,739,050	2,689,876	2,651,684	2,465,732	2,389,770
Total liabilities and shareholders’ equity	$25,207,348	$25,611,060	$24,879,252	$23,754,755	$22,902,913
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Yield earned on:
Liquidity management assets	2.13%	1.70%	2.03%	2.27%	2.41%
Other earning assets	2.95%	3.37%	2.96%	3.21%	3.31%
Loans, net of unearned income	4.05%	4.01%	3.96%	3.92%	3.94%
Covered loans	6.55%	6.38%	4.45%	5.44%	5.72%
Total earning assets	3.79%	3.64%	3.65%	3.67%	3.71%
Rate paid on:
Interest-bearing deposits	0.43%	0.42%	0.41%	0.39%	0.37%
Federal Home Loan Bank advances	3.55%	2.50%	2.23%	1.27%	1.41%
Other borrowings	1.81%	1.78%	1.81%	1.76%	1.65%
Subordinated notes	5.10%	5.12%	5.12%	5.12%	5.12%
Junior subordinated debentures	3.80%	3.90%	3.70%	3.67%	3.41%
Total interest-bearing liabilities	0.58%	0.58%	0.58%	0.56%	0.55%
Interest rate spread	3.21%	3.06%	3.07%	3.11%	3.16%
Less: Fully tax-equivalent adjustment	(0.03)	(0.02)	(0.03)	(0.03)	(0.03)
Net free funds/contribution	0.18	0.17	0.17	0.16	0.16
Net interest margin (GAAP)	3.36%	3.21%	3.21%	3.24%	3.29%
Fully tax-equivalent adjustment	0.03	0.02	0.03	0.03	0.03
Net interest margin - FTE	3.39%	3.23%	3.24%	3.27%	3.32%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2017	2016	2016	2016	2016
Brokerage	$6,220	$6,408	$6,752	$6,302	$6,057
Trust and asset management	13,928	13,104	12,582	12,550	12,263
Total wealth management	20,148	19,512	19,334	18,852	18,320
Mortgage banking	21,938	35,489	34,712	36,807	21,735
Service charges on deposit accounts	8,265	8,054	8,024	7,726	7,406
(Losses) gains on investment securities, net	(55)	1,575	3,305	1,440	1,325
Fees from covered call options	759	1,476	3,633	4,649	1,712
Trading (losses) gains, net	(320)	1,007	(432)	(316)	(168)
Operating lease income, net	5,782	5,171	4,459	4,005	2,806
Other:
Interest rate swap fees	1,433	2,870	2,881	1,835	4,438
BOLI	985	981	884	1,257	472
Administrative services	1,024	1,115	1,151	1,074	1,069
(Loss) gain on extinguishment of debt	—	(717)	—	—	4,305
Early pay-offs of leases	1,211	728	—	—	—
Miscellaneous	7,595	8,014	8,653	7,470	5,332
Total other income	12,248	12,991	13,569	11,636	15,616
Total Non-Interest Income	$68,765	$85,275	$86,604	$84,799	$68,752
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2017	2016	2016	2016	2016
Salaries and employee benefits:
Salaries	$55,008	$53,108	$54,309	$52,924	$50,282
Commissions and incentive compensation	26,643	35,744	33,740	32,531	26,375
Benefits	17,665	15,883	15,669	15,439	19,154
Total salaries and employee benefits	99,316	104,735	103,718	100,894	95,811
Equipment	9,002	9,532	9,449	9,307	8,767
Operating lease equipment depreciation	4,636	4,219	3,605	3,385	2,050
Occupancy, net	13,101	14,254	12,767	11,943	11,948
Data processing	7,925	7,687	7,432	7,138	6,519
Advertising and marketing	5,150	6,691	7,365	6,941	3,779
Professional fees	4,660	5,425	5,508	5,419	4,059
Amortization of other intangible assets	1,164	1,158	1,085	1,248	1,298
FDIC insurance	4,156	4,726	3,686	4,040	3,613
OREO expense, net	1,665	1,843	1,436	1,348	560
Other:
Commissions - 3rd party brokers	1,098	1,165	1,362	1,324	1,310
Postage	1,442	1,955	1,889	2,038	1,302
Miscellaneous	14,803	16,981	17,313	15,944	12,714
Total other expense	17,343	20,101	20,564	19,306	15,326
Total Non-Interest Expense	$168,118	$180,371	$176,615	$170,969	$153,730

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Allowance for loan losses at beginning of period	$122,291	$117,693	$114,356	$110,171	$105,400
Provision for credit losses	5,316	7,357	9,741	9,269	8,423
Other adjustments	(56)	33	(112)	(134)	(78)
Reclassification (to) from allowance for unfunded lending-related commitments	(138)	(25)	(579)	(40)	(81)
Charge-offs:
Commercial	641	3,054	3,469	721	671
Commercial real estate	261	375	382	502	671
Home equity	625	326	574	2,046	1,052
Residential real estate	329	410	134	693	493
Premium finance receivables - commercial	1,427	1,843	1,959	1,911	2,480
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	134	205	389	224	107
Total charge-offs	3,417	6,213	6,907	6,097	5,474
Recoveries:
Commercial	273	668	176	121	629
Commercial real estate	554	1,916	364	296	369
Home equity	65	300	65	71	48
Residential real estate	178	21	61	31	112
Premium finance receivables - commercial	612	498	456	633	787
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	141	43	72	35	36
Total recoveries	1,823	3,446	1,194	1,187	1,981
Net charge-offs	(1,594)	(2,767)	(5,713)	(4,910)	(3,493)
Allowance for loan losses at period end	$125,819	$122,291	$117,693	$114,356	$110,171
Allowance for unfunded lending-related commitments at period end	1,811	1,673	1,648	1,070	1,030
Allowance for credit losses at period end	$127,630	$123,964	$119,341	$115,426	$111,201
Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.03%	0.16%	0.24%	0.05%	0.00%
Commercial real estate	(0.02)	(0.10)	0.00	0.01	0.02
Home equity	0.32	0.01	0.27	1.03	0.52
Residential real estate	0.06	0.13	0.03	0.26	0.17
Premium finance receivables - commercial	0.13	0.22	0.24	0.21	0.29
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	(0.02)	0.47	0.92	0.57	0.20
Total loans, net of unearned income, excluding covered loans	0.03%	0.06%	0.12%	0.11%	0.08%
Net charge-offs as a percentage of the provision for credit losses	29.98%	37.61%	58.65%	52.97%	41.47%
Loans at period-end	$19,931,058	$19,703,172	$19,101,261	$18,174,655	$17,446,413
Allowance for loan losses as a percentage of loans at period end	0.63%	0.62%	0.62%	0.63%	0.63%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.63%	0.62%	0.64%	0.64%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Loans past due greater than 90 days and still accruing(1):
Commercial	$100	$174	$—	$235	$338
Commercial real estate	—	—	—	—	1,260
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - commercial	4,991	7,962	7,754	10,558	9,548
Premium finance receivables - life insurance	2,024	3,717	—	—	1,641
Consumer and other	104	144	60	163	180
Total loans past due greater than 90 days and still accruing	7,219	11,997	7,814	10,956	12,967
Non-accrual loans:
Commercial	14,307	15,875	16,418	16,801	12,373
Commercial real estate	20,809	21,924	22,625	24,415	26,996
Home equity	11,722	9,761	9,309	8,562	9,365
Residential real estate	11,943	12,749	12,205	12,413	11,964
Premium finance receivables - commercial	12,629	14,709	14,214	14,497	15,350
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	350	439	543	475	484
Total non-accrual loans	71,760	75,457	75,314	77,163	76,532
Total non-performing loans:
Commercial	14,407	16,049	16,418	17,036	12,711
Commercial real estate	20,809	21,924	22,625	24,415	28,256
Home equity	11,722	9,761	9,309	8,562	9,365
Residential real estate	11,943	12,749	12,205	12,413	11,964
Premium finance receivables - commercial	17,620	22,671	21,968	25,055	24,898
Premium finance receivables - life insurance	2,024	3,717	—	—	1,641
Consumer and other	454	583	603	638	664
Total non-performing loans	$78,979	$87,454	$83,128	$88,119	$89,499
Other real estate owned	17,090	17,699	19,933	22,154	24,022
Other real estate owned - from acquisitions	22,774	22,583	15,117	15,909	16,980
Other repossessed assets	544	581	428	420	171
Total non-performing assets	$119,387	$128,317	$118,606	$126,602	$130,672
TDRs performing under the contractual terms of the loan agreement	$28,392	$29,911	$29,440	$33,310	$34,949
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.24%	0.27%	0.28%	0.33%	0.26%
Commercial real estate	0.33	0.35	0.38	0.42	0.49
Home equity	1.66	1.34	1.25	1.13	1.21
Residential real estate	1.66	1.81	1.84	1.90	1.91
Premium finance receivables - commercial	0.72	0.91	0.90	1.01	1.07
Premium finance receivables - life insurance	0.06	0.11	—	—	0.06
Consumer and other	0.38	0.48	0.50	0.50	0.55
Total loans, net of unearned income	0.40%	0.44%	0.44%	0.48%	0.51%
Total non-performing assets as a percentage of total assets	0.46%	0.50%	0.47%	0.52%	0.56%
Allowance for loan losses as a percentage of total non-performing loans	159.31%	139.83%	141.58%	129.78%	123.10%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $11.3 million, $11.8 million, $14.8 million, $16.3 million and $17.6 million as of March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.